Exhibit 10.1

AMENDMENT NUMBER ONE
TO THE CHEVRON CORPORATION
NON-EMPLOYEE DIRECTORS’ EQUITY COMPENSATION AND
DEFERRAL PLAN

WHEREAS, Chevron Corporation (the “Corporation”) maintains the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan (the “Plan”); and
WHEREAS, pursuant to Section XII.(a) of the Plan, the Board of Directors of the Corporation (the “Board”) has the authority to amend the Plan; and
WHEREAS, the Board desires to amend the Plan to increase the number of shares subject to the Plan.
NOW THEREFORE, be it resolved, the Plan is hereby amended, effective May 25, 2016, as follows:

1.	Section IV.(b) of the Plan is hereby amended in its entirety to read as follows:
“(b)    Shares Subject to the Plan. The maximum number of Shares for which Awards may be granted under the Plan is 1,600,000 Shares, which includes Shares previously authorized under this Plan on March 26, 2003. The limitation as to the maximum number of Shares set forth in this Section IV.(b) shall be subject to adjustment as provided in Section X.”

2.	Section IV(e) of the Plan is hereby added:
“(e)    Annual Award Limits. The maximum number of Shares with respect to which any Options, Stock Units or Restricted Stock Award may be granted to any Non-Employee Director in any calendar year shall be 40,000 Shares, subject to adjustments made in accordance with Section X. hereof, or the cash equivalent thereof to the extent such Awards are payable in cash or property.
*    *    *
Date: March 30, 2016
By:    /s/ Ronald D. Sugar
Ronald D. Sugar, Lead Director
Chevron Corporation